UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2005

National Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19136	58-1922764

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 ONE ENERGY SQUARE 4925 GREENVILLE DALLAS, TEXAS (Address of principal executive offices)	75206

Registrant’s telephone number, including area code: (214) 692-9211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Item 8.01 Other Events.

     The Board of Directors of National Energy Group, Inc. (the “Company”) today announced that on July 8, 2005 the Company received a proposal (the “Proposal”) from American Real Estate Partners, L.P. (“AREP”), the holder of 50.1% of the Company’s outstanding shares, regarding a transaction pursuant to which the existing shareholders of the Company, other than AREP, would receive $3.00 in cash in respect of each share of the Company’s common stock which they now own. Following such transaction, AREP and its subsidiaries would own 100% of the Company. AREP’s proposal has been submitted to the Company’s Board of Directors for consideration.

     On July 8, 2005, the Company issued a press release announcing the receipt of the Proposal from AREP.

     A copy of the press release and the Proposal are furnished as exhibits to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the press release and the Proposal is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibits are deemed to be “furnished” and not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press Release dated July 8, 2005.
99.2	—	Letter to the Board of Directors of the Company from AREP, dated July 8, 2005.

Exhibit Index

99.1	Press Release dated May 9, 2005.

99.2	Letter to the Board of Directors of the Company from AREP, dated July 8, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ENERGY GROUP, INC.
By:	/s/ Philip D. Devlin
	Name:	Philip D. Devlin
	Title:	Vice President, General Counsel and Secretary

Date: July 8, 2005